Exhibit 10.3

THE HERSHEY COMPANY

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION AWARDS
UNDER THE EQUITY AND INCENTIVE COMPENSATION PLAN

1.    The Optionee, by accepting the option to purchase shares of the Common Stock (the "Options") of The Hershey Company (“Hershey”) awarded to him/her on _____________ (the “Award Date”), accepts and agrees to: (i) these terms and conditions and (ii) the terms and conditions of The Hershey Company Equity and Incentive Compensation Plan (the "Plan"), which Plan is incorporated herein by reference. Receipt of the Options is expressly contingent upon Optionee agreeing to the obligations contained herein. Failure to agree to all the terms and conditions set forth herein within forty-five (45) days of receipt in the form presented by Hershey shall result in the Options being cancelled, with no benefit to Optionee.

These terms and conditions extend not only to the Optionee and Hershey, but also to Hershey’s past and present affiliated and related companies, subsidiaries, joint ventures, affiliated entities, parent companies and its and their respective successors and assigns, its and their past, present and future benefit and severance plans, including the Plan, and its and their representatives, agents, trustees, officials, shareholders, officers, directors, employees, attorneys, benefit plan administrators and fiduciaries, both past and present, in their individual or representative capacities, and all of their successors and assigns (collectively with Hershey, the “Company”).

2.    The Options shall not be exercisable until vested. The Options shall be exercisable during the period ___________ through ___________ (the “Exercise Period”), subject to the vesting schedule described in the next sentence and the provisions regarding termination set forth in paragraphs 3 and 5 below and in the Plan. Of the total Options awarded to the Optionee on the Award Date (“Total Award”), twenty-five percent (25%) of the Total Award will become vested on the first anniversary of the Award Date; an additional twenty-five percent (25%) of the Total Award will become vested on the second anniversary of the Award Date; an additional twenty-five percent (25%) of the Total Award will become vested on the third anniversary of the Award Date; and an additional and final twenty-five percent (25%) of the Total Award will become vested on the fourth anniversary of the Award Date. During the Exercise Period, vested Options may be exercised in whole or in part and on one or more than one occasion. The purchase price of any shares as to which the Options shall be exercised shall be paid in full at the time of such exercise.

3.    In the event Optionee's employment with Hershey is terminated for any reason other than the occurrence of an event described in paragraph 5 below, or a “Change in Control” as described in this paragraph 3, Options shall terminate immediately upon termination of Optionee’s employment and may not be exercised after such termination of employment unless: (i) Optionee is eligible to receive severance benefits pursuant to a Hershey-sponsored severance benefits plan or an employment or severance or similar agreement to which Optionee is a party upon termination of employment, in which case vesting, exercise, and payment of the Options will be in accordance with the terms of such Hershey-sponsored severance benefits plan or such agreement; or (ii) Optionee is an employee of Hershey in a country other than the United States and has certain rights in the vesting, exercise and payment of Options upon termination of employment under the laws of the country in which Optionee is employed, in which case vesting, exercise and payment of the Options will be in accordance with the terms of a severance agreement entered into between Hershey and Optionee that complies with the laws of the country in which Optionee is employed.

In the event of a Change in Control (as that term is defined in the Plan), to the extent the Options are assumed or replaced, or remain outstanding, such that the award as assumed, replaced or continued is a Replacement Award (as that term is defined in the Plan), the occurrence of the Change in Control shall not affect the vesting or exercisability of the Options which shall constitute a Replaced Award as defined in the Plan. However, if within two (2) years following the Change in Control, Optionee’s employment is terminated by Hershey for any reason other than for Cause (as that term is defined in the Plan), by the Optionee for Good Reason (as that term is defined in the Plan), or due to Optionee's death or total disability, the Replacement Award shall become fully vested and exercisable upon such termination.

Notwithstanding the foregoing, if the Committee (as that term is defined in paragraph 7 below) determines that the Options are not replaced in connection with a Change in Control with awards meeting the requirements for Replacement Awards, the Options shall become fully vested and exercisable upon the occurrence of the Change in Control, notwithstanding the vesting schedule set forth in paragraph 2 above.

4.    If Optionee retires (as that term is defined in paragraph 5 below) after the Award Date and during the calendar year in which the Award Date occurs, the Total Award will be reduced on a pro-rata basis to reflect Optionee’s period of employment during the calendar year in which the Award Date occurs (the “Adjusted Award”). The Adjusted Award shall equal the Total Award multiplied by a fraction, the numerator of which equals the number of calendar months during such year preceding the month during which Optionee’s retirement date occurs and the denominator of which equals 12; provided, however, that any fractional share resulting from such calculation shall be eliminated by rounding the Adjusted Award down to the nearest whole number.

The foregoing provisions of this paragraph 4 notwithstanding, if a Change in Control occurs following the Award Date, and Optionee retires after the occurrence of the Change in Control but during the calendar year in which the Award Date occurs, the Total Award shall not be reduced as aforesaid.

5.    In the event Optionee retires, or his or her employment terminates due to death or total disability, the Options shall become fully vested, subject to the provisions regarding possible adjustment of the Total Award to an Adjusted Award as provided in paragraph 4, and Optionee (or his/her estate in the case of death) shall have three (3) years from the earliest date of death or total disability, or five (5) years from the date of retirement, to exercise his/her Options, provided such post-termination exercise period cannot extend beyond the last day of the Exercise Period set forth in paragraph 2 above, the date the Options expire. For purposes of this award, Optionee shall be deemed to have retired if his or her employment terminates for any reason other than for “Cause” (as that term is defined in the Plan) on or after the date the Optionee has both attained his or her 55th birthday and been continuously employed by Hershey for at least five (5) years.

6.    The Options shall be exercisable through the broker on record selected by Hershey to provide services for stock options, or by such other method as shall be established by Hershey from time to time.

7.    The Compensation and Executive Organization Committee of the Board of Directors (the “Committee”), or any successor committee performing similar functions, may from time to time impose certain limitations or restrictions on the exercise of the Options by employees who are subject to employee minimum stock ownership requirements established by the Committee. Such limitations, restrictions and minimum stock ownership requirements are subject to change at the discretion of the Committee.

8.    Except to the extent that the Plan permits exercise in limited circumstances by persons other than the Optionee, the Options may not be assigned, transferred, pledged or hypothecated in any way whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to the provisions hereof or of the Plan, and the levy of any execution, attachment or similar process upon the Options, shall be null and void and without effect and shall cause the Options to terminate.

9.    Non-Competition.

a.    Optionee acknowledges that due to the nature of his/her employment with Hershey, he/she has and will have access to, contact with, and Confidential Information (as defined in paragraph 11) about the Company’s business and its relationships with customers, suppliers, agents, licensees, licensors and others that likewise give the Company a competitive advantage (“Business Relationships”). Optionee acknowledges that the Company has incurred considerable expense and invested considerable time and resources in developing its Confidential Information and Business Relationships, and that such Confidential Information and Business Relationships are critical to the success of the Company’s business. Accordingly, both (i) during the term of his/her employment with Hershey, and (ii) for a period of twelve (12) months following the termination of his/her employment, Optionee, except in the performance of his/her duties to Hershey, shall not, without the prior written consent of Hershey’s Chief Human Resources Officer, directly or indirectly serve or act in a consulting, employee or managerial capacity, or engage in oversight of any person who serves or acts in a consulting, employee or managerial capacity, as an officer, director, employee, consultant, advisor, independent contractor, agent or representative of a Competing Business, as defined below in paragraph 9(b). This restriction shall apply to any Competing Business that conducts business or plans to conduct business in the same or substantially similar geographic area in which Optionee was employed or, directly or indirectly, performed services for Hershey during the two years prior to his/her termination of Optionee’s employment. Optionee acknowledges: (i) that the Company’s business is conducted throughout the United States and the world, (ii) notwithstanding the state of incorporation or principal office of Hershey, it is expected that the Company will have business activities and have valuable business relationships within its industry throughout the United States and around the world, and (iii) as part of Optionee’s responsibilities, Optionee has conducted or may conduct business throughout the United States and around the world in furtherance of the Company’s business and its relationships.

b.    For the purposes of this agreement, a “Competing Business” shall mean any business, person, entity or group of business entities, regardless of whether organized as a corporation, partnership (general or limited), joint venture, association or other organization that (i) conducts or is planning to conduct a business similar to and/or in competition with any business conducted or planned by the Company and for which Optionee was employed or performed services in a job or had knowledge of the operations of such business(es) over the last two (2) years of Optionee’s employment with Hershey, or (ii) designs, develops, produces, offers for sale or sells a product or service that can be used as a substitute for or is generally intended to satisfy the same customer needs for, any one or more products or services designed, developed, manufactured, produced or offered for sale or sold by the Company for which Optionee was employed or performed services in a job or had knowledge of the operations of such business(es) of the Company during the two (2) years prior to the termination of Optionee’s employment with Hershey. Optionee acknowledges that he/she will be deemed to have such knowledge if Optionee received, was in possession of or otherwise had access to Confidential Information, as defined below, regarding such business. Optionee further acknowledges and understands that if he/she has any question about whether any prior position which Optionee has held at the Company over the last two (2) years subjects Optionee to specific restrictions, and will be used to identify Competing Business(es), Optionee should contact his/her Human Resource representative at Hershey.

10.    Non-Solicitation. Optionee acknowledges that the Company has invested and will invest significant time and money to recruit and retain its employees and to develop valuable, continuing relationships with existing and prospective clients and customers of the Company. Accordingly, recognizing that Optionee has obtained and will obtain valuable information about employees of the Company and their respective talents and areas of expertise and information about the Company’s customers, suppliers, business partners, and/or vendors and their requirements, Optionee agrees both (i) during the term of his/her employment, and (ii) for a period of twelve (12) months following his/her termination of employment, Optionee, except in the performance of his/her duties to Hershey, shall not directly or indirectly (including as an officer, director, employee, consultant, advisor, agent or representative), for himself/herself or on behalf of any other person or entity:

a.    for any purpose that is in competition with any of the aspects of the Company’s business, solicit, take away or engage, or participate in soliciting, taking away or engaging, any current or potential customers, suppliers, agents, licensees or licensors of the Company with whom Optionee had contact while employed by Hershey, or about whom Optionee had access to Confidential Information as a result of Optionee’s employment; or

b.    recruit, hire, or attempt to recruit or hire, or solicit or encourage to leave their employment with the Company (either directly or by assisting others), any Company employee with whom Optionee had Material Contact during the last two (2) years of Optionee’s employment with Hershey. For purposes of this provision, “Material Contact” means contact for the purpose of furthering the Company’s business. Notwithstanding the foregoing, this paragraph shall not be violated by (i) general advertising or solicitation not specifically targeted at employees of the Company, or (ii) actions taken by any person or entity with which Optionee is associated if Optionee is not directly or indirectly involved in any manner in the matter and has not identified such employee of the Company for recruiting or solicitation.

11.    Non-Disclosure of Confidential Information. Optionee acknowledges that due to the nature of his/her employment and the position of trust that he/she holds or will hold with Hershey, he/she will have access to, learn, be provided with, and in some cases will prepare and create for the Company, trade secrets and other confidential and proprietary information relating to the Company’s business, including, but not limited to, information about Hershey’s manufacturing processes; manuals, recipes and ingredient percentages; engineering drawings; product and process research and development; new product information; cost information; supplier data; strategic business information; information related to Hershey’s legal strategies or legal advice rendered to Hershey; marketing, financial and business development information, plans, forecasts, reports and budgets; customer information; new product strategies, plans and project activities; and acquisition and divestiture strategies, plans and project activities (collectively, “Confidential Information”). Optionee acknowledges and agrees that Confidential Information, whether or not in written form, is the exclusive property of Hershey, that it has been and will continue to be of critical importance to the business of Hershey, and that the disclosure of it will cause the Company substantial and irreparable harm. Accordingly, Optionee will not, either during his/her employment or at any time after the termination of his/her employment with Hershey, use or disclose any Confidential Information relating to the business of the Company which is not generally available to the public. Notwithstanding the foregoing provisions of this paragraph 11, Optionee may disclose or use any such information (i) when such disclosure or use may be required or appropriate in the good faith judgment of Optionee in the course of performing his/her duties to Hershey and in accordance with Hershey policies and procedures, (ii) when required by a court of law, by any governmental agency having supervisory authority over Optionee or the business of Hershey, or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction, or (iii) with the prior written consent of Hershey’s General Counsel. Notwithstanding anything herein to the contrary, Optionee understands and agrees that his/her obligations under these terms and conditions shall be in addition to, rather than in lieu of, any obligations Optionee may have under any applicable statute or at common law.

Optionee is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Optionee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Optionee files a lawsuit for retaliation against Hershey for reporting a suspected violation of law, Optionee may disclose Hershey’s trade secrets to Optionee’s attorney and use the trade secret information in the court proceeding, provided Optionee files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

12.    By accepting the Options awarded herewith, Optionee acknowledges and agrees that the Options are awarded under and governed by the terms and conditions set forth in this document and in the Plan. Any dispute or disagreement which shall arise under, as a result of, or in any way relate to the interpretation, construction or administration of the Plan or the Options awarded thereunder shall be determined in all cases and for all purposes by the Committee, or any successor committee, and any such determination shall be final, binding and conclusive for all purposes. Optionee acknowledges that a remedy at law for any breach or threatened breach of these terms and conditions would be inadequate and therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach. Optionee acknowledges and agrees that the Company may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of these terms and conditions and that money damages would not be an adequate remedy. Optionee acknowledges and agrees that a violation of these terms and conditions would cause irreparable harm to the Company. The Company’s right to injunctive relief shall be cumulative and in addition to any other remedies available by law or equity. If a court determines that Optionee has breached or threatened to breach these terms and conditions, Optionee agrees to reimburse the Company for all reasonable attorneys’ fees and costs incurred in enforcing these terms and conditions. However, nothing contained herein shall be construed as prohibiting the Company from pursuing any other available remedies for a breach, which may include, but not be limited to, contract damages, lost profits and punitive damages.

13.    Optionee acknowledges and agrees that in addition to the relief described in paragraph 12, if the Committee determines, in its sole judgment, that Optionee has violated or threatened to violate these terms and conditions or the Plan, then:

a.    Any portion of the Options that Optionee has not exercised may immediately be cancelled, in which case Optionee shall forfeit any rights with respect to the Options as of the date of the Committee’s determination, and

b.    Upon the request or direction of the Committee, Optionee shall immediately deliver to Hershey, cash equal in value to the amount of any profit Optionee realized upon an exercise of the Options during the period beginning twelve (12) months prior to Optionee’s termination of employment and ending on the date of the Committee’s determination.

14.    Notwithstanding anything in the Plan or these terms and conditions to the contrary, Optionee acknowledges that the Company may be entitled or required by law, Hershey policy or the requirements of an exchange on which the shares of Hershey Common Stock (the “Shares”) are listed for trading, to recoup compensation paid to Optionee pursuant to the Plan, and Optionee agrees to comply with any Company request or demand for recoupment.

15.    In selling the "Shares" upon Optionee's exercise of his/her Options, Hershey is fulfilling in full its contractual obligation to Optionee by making such transfer, and Hershey shall have no further obligations or duties with respect thereto and is discharged and released from the same. The Company makes no representations to Optionee regarding the market price of the Shares or the information which is available to Optionee regarding the Shares.

16.    The Optionee may be restricted by the Company in its sole judgment from exercising any of the Options to the extent necessary to comply with insider trading or other provisions of federal or state securities laws.

17.    The Optionee agrees that, at any time after his/her termination of employment from Hershey, he/she will cooperate with the Company in (i) all investigations of any kind, (ii) helping to prepare and review documents and meetings with Company attorneys, and (iii) providing truthful testimony as a witness or a declarant during discovery and/or trial in connection with any present or future court, administrative, agency or arbitration proceeding involving the Company and with respect to which Optionee has relevant information.

18.    The award of Options and all terms and conditions related thereto, including those of the Plan, shall be governed by the laws of the Commonwealth of Pennsylvania. Optionee expressly consents that: (a) any action or proceeding relating to a breach or the enforceability of these terms and conditions will be brought only in the federal or state courts, as appropriate, located in the Commonwealth of Pennsylvania; and (b) any such action or proceeding will be heard without a jury. Optionee expressly waives the right to bring any such action in any other jurisdiction and to have such action heard before a jury regardless of where such action is filed. The Plan shall control in the event there is a conflict between the Plan and these terms and conditions.

5